SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  January 7, 2002
                                                          ---------------

                             AFG Investment Trust D
             (Exact name of registrant as specified in its charter)

Delaware                             0-25648         04-3157233
(State  or  other  jurisdiction     (Commission     (IRS  Employer
of  incorporation)                   File  Number)   Identification  No.)


      88  Broad  Street,  Boston,  MA                    02110
     (Address  of  principal  executive  offices)     (Zip  Code)


Registrant's  telephone  number,  including  area  code  (617)  854-5800
                                                         ---------------




(Former  name  or  former  address,  if  changed  since  last  report)

Item  5.      Other  Events
              -------------
     As previously reported, MILPI Acquisition Corp. ("MILPI"), an indirect subsidiary of the registrant, AFG Investment Trust D (the "Trust"), and three other related trusts, entered into a definitive agreement to acquire PLM
International, Inc. ("PLM") for an approximate cash purchase price of $27 million. The Trust, along with the three other trusts, committed to provide the funding to complete the transaction. In the first step of the transaction, MILPI made a tender offer to purchase any and all shares of PLM's outstanding common stock at a price of $3.46 per share. As a result of the tender offer, MILPI purchased 6,284,261 shares of PLM comon stock, or 83.2% of the outstanding common stock. In order to complete the transaction, PLM will now hold a special meeting of its shareholders to approve the merger of MILPI into PLM. If the merger is consummated, the amount of funds required by MILPI to purchase the remainder of the shares pursuant to the merger is estimated to be approximately $4.4 million. Because MILPI currently owns in excess of 50% of the shares of PLM and will vote those shares in favor of the merger proposal, the approval of the merger is assured.

     The staff of the Securities and Exchange Commission has informed the four trusts that it believes that two of the trusts, AFG Investment Trusts A and B, may be unregistered investment companies within the meaning of the Investment Company Act of 1940. Although AFG Investment Trusts A and B do not believe that they are unregistered investment companies, they have agreed to liquidate their assets in order to resolve with the SEC staff the question as to whether they are unregistered investment companies. As a result, the Trust and AFG Investment Trust C ("Trust C") have provided the additional funds necessary to complete the merger. Approximately 70% of these funds (or approximately $3.1 million) have been obtained from existing resources and internally generated funds of the Trust and Trust C and approximately 30% of these funds (or $1.3 million) have been obtained by means of a loan from PLM to the Trust and Trust C.

On January 7, 2002, the Trust entered into a promissory note with PLM International, Inc. to borrow $589,105 by means of a 364 day, unsecured loan which will carry interest at LIBOR plus 200 basis points (provided that the interest rate may not at any time be higher than 2% over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.). Attached hereto as
Exhibit  99.1  is  a  copy  of  the  promissory  note.

Item  7.     Financial  Statements, Pro Forma Financial Information and Exhibits
             -------------------------------------------------------------------

     (c)     Exhibits
             --------
Exhibit 99.1 Promissory Note, dated as of January 7, 2002, between AFG Investment Trust D and PLM International, Inc.

                                   SIGNATURES
                                   ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     January  7,  2002

     AFG  INVESTMENT  TRUST  D
     By:  AFG  ASIT  Corporation,  as  Managing  Trustee


     By:     /s/  James  A.  Coyne
             ---------------------
     Name:     James  A.  Coyne
     Title:    Senior  Vice  President

                                  EXHIBIT INDEX
                                  -------------




Exhibit
Number   Exhibit Name                                               Location
-------  ---------------------------------------------------------  --------------


99.1     Promissory Note, dated as of January 7, 2002, between AFG  Filed herewith
         Investment Trust D and PLM International, Inc.